                                                                 EXHIBIT 10.6

                                                                       [LOGO]

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               THIS LEASE IS A NEW TENANCY FOR THE PURPOSES OF
                THE LANDLORD AND TENANT (COVENANTS) ACT 1995

                               Dated 26 July 2000

                                ETOYS UK LIMITED

                                      and

                                MOMENTUS LIMITED

                                      and

                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                                   UNDERLEASE

              relating to Premise known as Sixth and Seventh Floors,
                     St Albans House, Haymarket, London SW1

                                                                 [LETTERHEAD]

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                               TABLE OF CONTENTS

Contents                                                                 Page
PARTICULARS.............................................................

1     Definitions.......................................................   1

2     Interpretation....................................................   2

3     Demise, Term and Rent.............................................   3

3.1   Demise and Term...................................................   3

3.2   Rent..............................................................   3

4     Tenant's Covenants................................................   4

4.1   To Pay Rent.......................................................   4

4.2   To Pay Outgoings..................................................   4

4.3   Comply with Acts..................................................   4

4.4   Repair............................................................   4

4.5   Window Cleaning...................................................   5

4.6   To Permit the Landlord and/or The Superior Landlord to Repair
      in Default........................................................   5

4.7   Alterations.......................................................   5

4.8   Signs and Advertisements..........................................   6

4.9   Overloading.......................................................   6

4.10  User..............................................................   6

4.11  Restrictions on User..............................................   6

4.12  Alienation........................................................   6

4.13  Registration......................................................   8

4.14  To Permit Viewing.................................................   8

4.15  To Inform the Landlord of Notices.................................   8

4.16  Reimburse Fees Incurred by Landlord...............................   8


                                      -i-
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
4.17 The Planning Acts..................................................   8

4.18 Encroachment and Easements.........................................   9

4.19 Indemnity..........................................................   9

4.20 To Pay Charges.....................................................   9

4.21 Interest on Overdue Payments.......................................   9

4.22 VAT................................................................   9

4.23 Management: Common Parts...........................................   9

4.24 Superior Interests.................................................  10

5    Landlord's Covenants...............................................  10

5.1  Quiet Enjoyment....................................................  10

5.2  Superior Lease.....................................................  10

5.3  Superior Landlord's Covenants......................................  10

6    Agreements.........................................................  10

6.1  Re-entry...........................................................  10

6.2  Cessor of Rent.....................................................  11

6.3  No Easements.......................................................  11

6.4  Service of Notices.................................................  11

6.5  Superior Landlord's Consent........................................  11

6.6  Contracts (Rights of Third Parties) Act 1999.......................  12

6.7  Exclusion of Landlord and Tenant Act 1954..........................  12

7    Guarantee..........................................................  12

8    Certification......................................................  12

The First Schedule......................................................  13

PART I   Description of Demised Premises................................  13

PART II  Easements and Rights Granted...................................  14


                                     -ii-
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
PART III Easements and Rights Reserved..................................  14

The Second Schedule.....................................................  16


                                     -iii-
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                                  PARTICULARS

Landlord:                eToys UK Limited

Registered Office:       50 Victoria Embankment, Blackfriars, London EC4Y ODX

Company Number:          03726048

Tenant:                  Momentus Limited

Registered Office:       21 St Thomas Street, Bristol BS1 6JS

Company Number:          3312894

Guarantor:               Diamond Technology Partners Incorporated
                         (a company incorporated in Delaware)

Registered Office:       Prentice-Hall Corporation System, Inc. of
                         1013 Centre Road, City of Washington,
                         County of New Castle, State of Delaware 19805

Demised Premises:        Sixth and Seventh Floor, St Albans House

Building:                St Albans House, Haymarket, London SW1

Term Commencement Date:  26 July 2000

Length of Term:          Two years and six months

Expiration Date:         25 January 2003

Initial Rent:            L453,987 (exclusive of VAT)

Rent Commencement Date:  26 August 2000

This Lease is made the 26 July 2000 between:

(1) eTOYS UK LIMITED, company number 03726048, whose registered office is at 50 Victoria Embankment, Blackfriars, London EG4Y ODX (the "Landlord"); and

(2) MOMENTUS LIMITED, company number 3312894, whose registered office is at 21 St Thomas Street, Bristol (the "Tenant"); and

(3) DIAMOND TECHNOLOGY PARTNERS INCORPORATED (a company registered in the state of Delaware) whose registered office is at Prentice-Hall Corporation System, Inc. of 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805 (the "Guarantor").

Witnesses as follows:

1    Definitions

     In this Lease, unless the context requires otherwise:

     "ACT" means any Act of Parliament (including any consolidation, amendment or re-enactment of it) and any subordinate legislation, regulation or bye-law made under it;

     the "BUILDING" means the Building and its curtilage (and each and every part of it) known as St Albans House, Haymarket, London SW1 as registered at HM Land Registry under Title Number NGL 604885, with all Landlord's Plant and machinery in it;

     the "COMMON PARTS" means the structure, exterior, roof and foundations of the Building and all lavatories, fire escapes, pavements (if any), entrances, lobbies, passages, lifts, staircase, plant, equipment and other features and facilities (both functional and decorative) not demised exclusively to any tenant and either available for use by the Tenant in common with others and/or used by the Landlord in connection with the Services;

     the "CONTRACTOR" means Jarvis Newman Limited;

     "CONDUCTING MEDIA" means gutters, pipes, wires, cables, sewers, ducts, drains, mains, channels, conduits, flues and any other medium for the transmission of Supplies;

     the "DEED OF COLLATERAL WARRANTY" means the deed of collateral warranty dated 3 May 2000 provided to the Landlord by the Contractor;

     the "DEMISED PREMISES" means the premises (and each and every part of them) described in Part I of the First Schedule;

     the "GUARANTOR" means the person so named in the Particulars and in the case of an individual includes his personal representatives;

     the "INSURED RISKS" means such of the risks of fire (including lightning), explosion, storm, tempest, earthquake, flood, bursting or overflowing of water tanks apparatus or pipes, impact and (in peacetime) aircraft and any articles dropped from aircraft, riot, civil commotion and malicious damage for which cover at the time the insurance is effected is generally available on normal commercial terms, and such other risks against which the Superior Landlord from time to time reasonably insures;

     this "LEASE" means this deed (whether it be a Lease or an Underlease) and any licence deed or other document supplemental to it;

     the "PLANS" means the plans annexed to this Lease;

     "QUARTER DAYS" means 25 March 24 June 29 September and 25 December in every year and Quarter Day means any of them;

     the "SERVICES" means the works, services, facilities and charges listed in Part III of the Third Schedule of the Superior Lease;

     the "SERVICE CHARGE" means the sum equal to the sum payable by the Landlord to the Superior Landlord in accordance with the terms of the Superior Lease;

     "SUPERIOR LANDLORD" means Land Securities Plc whose registered office is at 5 Strand, London WC2N 5AF;

     "SUPERIOR LEASE" means the lease dated 24 JULY 2000 made between (1) the Superior Landlord and (2) the Landlord;

     "SUPPLIES" means water, steam, gas, air, soil, electricity, telephone, heating, telecommunications, data communications and other like supplies;

     the "TERM" means the term granted by this Lease;

     the "TERMINATION DATE" means the expiration date of the Term (however arising);

     "VAT" means Value Added Tax or any similar tax from time to time replacing it or performing a similar fiscal function;

     "VAT SUPPLY" has the meaning which "supply" has for the purpose of the Value Added Tax Act 1934.

2    INTERPRETATION

     In this Lease

     2.1.1     The clause heading shall not affect the construction.

     2.1.2 Words respectively denoting the singular include the plural and vice versa and one gender includes each and all genders.

     2.1.3 Obligations owned by or to more than one person are owed by or to them jointly and severally.

     2.1.4 The "Superior Landlord" includes the person entitled to the reversion expectant on the Superior Lease, the "Landlord" includes the person entitled to the reversion expectant on this Lease, and the "Tenant" includes the successors in title and persons deriving title under the original Tenant, and the "Landlord's surveyor" may be an employee of the Landlord or of an associated company of the Landlord.

     2.1.5 An obligation not to do or omit to do something includes an obligation not to suffer or permit the doing or omission (as appropriate) of that thing.

     2.1.6 A reference to an act or omission of the Tenant includes reference to an act or elimination of any person having the Tenant's express or implied authority.

     2.1.7 Any sums payable by reference to a year or any other period shall be payable proportionately for any fraction of a year or other period (as appropriate). Apportionments of rent will be computed using the method set out at paragraphs K2.6.4-K2.6.6 of the Law Society's Conveyancing Handbook 1989. If apportionment on that basis is impossible, the method set out in paragraph K2.6.8 of the above Handbook will be used.

     2.1.8 All sums payable under this Lease must be paid at the discretion of the Tenant by direct debit or in sterling through (or by cheque drawn on) a clearing bank in the United Kingdom.

     2.1.9 Reference to a fair proportion of a sum is reference to such fair and reasonable proportion of that sum as determined by the Landlord's and/or Superior Landlord's surveyor acting reasonably and properly (whose decision except in case of manifest error will be binding on the parties).

     2.1.10 Fights of entry revised to the Landlord and/or the Superior Landlord (whether under Clause 4 or under Part III of the First Schedule) may also be exercised by those authorised by the Landlord and/or the Superior Landlord (and with plant and equipment where appropriate) but entry shall (save in emergency or in case of default by the Tenant) only be exercised pursuant to 48 hours' prior notice; and as little inconvenience and disturbance as reasonably practicable shall be caused; and all damage caused to the Demised Premises shall as soon as possible be made good.

3.   DEMISE, TERM AND MERIT

3.1  DEMISE AND TERM

     The Landlord demises to the Tenant the Demised Premises together with the rights specified in Part II of the First Schedule except and receiving to the Landlord the Superior Landlord and those authorised by them the rights specified in Part III of the First Schedule to hold for a term at two years and six months (subject to determination as hereinafter provided) commencing on the 26 JULY 2000 and expiring on the 25 JANUARY 2003.

3.2  RENT

     The Tenant shall pay the following sums, which are reserved as rent.

     3.2.1 firstly, during the Term, yearly, the sum of L489,987. Such rent shall be payable by equal quarterly payments in advance on the Quarter Days in every year without any deduction or set off. The first payment shall be for the period commencing on (and to be paid on) the 26 JULY 2000 and ending on the day prior to the Quarter Day next following that date;

     3.2.2 secondly, the amount properly paid by the Landlord to the Superior Landlord in accordance with Clause 3.2.2 of the Superior Lease. Such rent shall be payable within seven days of demand;

     3.2.3 thirdly, the Service Charge together with the sum of L3 per square foot in connection with the use of IT and telephone cabling at the Demised Premises provided by the Landlord for the use of the Tenant all such sums payable by equal quarterly instalments in advance on the Quarter Days in every year without any deduction or set off in the same manner as set out in Part I of the Third Schedule of the Superior Lease PROVIDED ALWAYS that the service charge shall exclude

               (i) any costs or charges which the Landlord is properly entitled to claim from the Contractor pursuant to the Deed of Collateral Warranty; and

               (ii) any sum included in the service charge pursuant to the
                    Superior Lease by way of provision towards the estimated cost of the future renewal or replacement at the appropriate time of the Superior Landlord's plant and machinery and future repair renewal and redecoration of the building;

     3.2.4  fourthly, any sums due under Clause 4.20;

     3.2.5 fifthly, the sums due under Clause 4.21 (so far as they relate to the rents above reserved);

     3.2.6 sixthly, the sums due under Clause 4.22 (so far as they relate to the rents above reserved).

4    TENANT'S COVENANTS

     The Tenant covenants with the Landlord at all times during the Term.

4.1  TO PAY RENT

     To pay the rents reserved by this Lease immediately they become due without deduction or set off.

4.2  TO PAY OUTGOINGS

     To pay all rates, taxes, duties, charges, assessments, impositions and outgoings ("levies") whatsoever whether parliamentary, local or otherwise charged upon the Demised Premises or upon their owner or occupier and a fair proportion of any levies on the Landlord in respect of the Building (except income tax on the rents reserved properly payable by the Landlord and/or the Superior Landlord and any levy occasioned by any dealing with the reversion immediately expectant on this Lease).

4.3  COMPLY WITH ACTS

     To comply with all notices served by any public, local or statutory authority and with the requirements of any present or future Acts, regulation or directive (whether imposed on the owner or occupier) which affects the Demised Premises or their use provided always that any such matter served or imposed on the owner as relates to the Demised Premises or their use shall be notified forthwith to the Tenant.

4.4  REPAIR

     4.4.1 To keep the Demised Premises including without limitation all Landlord's and/or Superior Landlord's plant and machinery in it in good and substantial repair and good working order PROVIDED ALWAYS that the Tenant shall not be required to yield up the Premises at the end of the Term in any better state or condition than as evidenced by the attached photographic schedule of condition.

     4.4.2 To replace by new articles of similar kind and quality any fixtures, fittings, plant or equipment (other than Tenant or Trade fixtures and fittings) upon the Demised Premises which are in need of replacement.

     4.4.3 Damage by any of the Insured Risks is excepted from the Tenant's obligation under sub-clauses 4.4.1 and 4.4.2 save to the extent that payment of the whole or part of the insurance moneys is refused in consequence of some act or default of or suffered by the Tenant.

     4.4.4 At the Termination Date to yield up the Demised Premises in the state of repair and working order above referred to.

     4.4.5 Promptly to notify the Landlord as soon as the Tenant becomes aware of any defect in the Demised Premises capable of giving rise to a duty under any Act or under this Lease on the Landlord and/or the Superior Landlord.

4.5  WINDOW CLEANING

     To clean the inside of all windows and their frames, of the Demised Premises as often as reasonably necessary.

4.6  TO PERMIT THE LANDLORD AND/OR THE SUPERIOR LANDLORD TO REPAIR IN DEFAULT

     To permit the Landlord and/or the Superior Landlord (and in accordance with the provisions of Clause 2.10) to enter and view the condition of the Demised Premises. If the Landlord serves on the Tenant or leaves on the Demised Premises notice in writing requiring that any repairs or other works or matters for which the Tenant is liable under the terms of this Lease be undertaken, and the Tenant does not within two months following such notice (or sooner if requisite) commence to comply with the requirements and thereafter diligently proceed with the same to the reasonable satisfaction of the Landlord and/or the Landlord's Surveyor the Landlord may enter the Demised Premises and do everything necessary to comply with such notice. All costs properly incurred by the Landlord in so doing shall be repaid by the Tenant as a debt within seven days of demand. Any such entry is without prejudice to the Landlord's rights under Clause 6.1.

4.7  ALTERATIONS

     4.7.1 Not to make any structured or external alterations or additions in or to the Demised Premises or cut into any structural part of the Building.

     4.7.2 Not otherwise to carry out any internal non-structural alterations or additions to the Demised Premises without the prior written approval of and in accordance with drawings and specifications approved by the Landlord (such approvals not to be unreasonably withheld or delayed) and by the Superior Landlord.

     4.7.3 If a breach of sub-clause 4.7.1 occurs the Landlord may (without obligation) at the Tenant's expense remove or fill up (as the case may be) any unauthorised buildings, structures, alterations or additions.

     4.7.4 The terms of any approval may require the Tenant to covenant in such form as the Landlord and/or the Superior Landlord shall reasonably require in regard to the execution of any works to the Demised Premises and as the Landlord may absolutely require their reinstatement at the Termination Date.

4.8  SIGNS AND ADVERTISEMENTS

     Not to display on or from the Demised Premises so as to be visible from the outside any sign, advertisement, lettering or notice of any kind except as previously approved by the Landlord and/or the Superior Landlord.

4.9  OVERLOADING

     Not to exceed the designed floor loading of the Building.

4.10 USER

     Not to use the Demised Premises otherwise than as high class offices.

4.11 RESTRICTIONS ON USER

     Not to:

     4.11.1 use the address of the Demised Premises (whether for advertising purposes or otherwise) in a manner which the Landlord and/or the Superior Landlord acting reasonably considers detrimental to the reputation of the Building;

     4.11.2 install any window box or receptacle for flowers outside the Demised Premises;

     4.11.3 cook or heat food on the Demised Premises other than by microwaving pre-cooked food;

     4.11.4 do anything which may invalidate any insurance or render any additional premium payable for the insurance of the Demised Premises or the Building against any Insured Risk;

     4.11.5 use the Demised Premises as a dwelling place or for sleeping, as a betting office or in connection with gaming, for the sale of intoxicants for consumption on or off the premises, for public entertainment, or for any sale by auction (which for the avoidance of doubt does not prohibit the use of the Demised Premises for the purposes of the Tenant's business as an e-commerce company); or

     4.11.6 use the Demised Premises for any illegal or immoral purpose or cause in the opinion of the Landlord and/or the Superior Landlord any nuisance, damage or disturbance to the Landlord or the occupiers of the Building.

4.12 ALIENATION

     4.12.1  In this sub-clause:

     "PERMITTED PART"

             shall mean the whole or a part of any floor of the Demised Premises (excluding the landings, lifts, toilets and service ducts) together with (in common with other occupiers) the right to use the entrances staircases, lifts and landings for access thereto and egress therefrom and the right to use appropriate toilet accommodation so that a Permitted Part comprises a viable independent suite of offices.

     "PERMISSIBLE UNDERLEASE"

             means an underlease created by Deed, not created on payment of a fine or premium, and containing the Stipulated Covenants; and a reservation of and an underlessee's covenant to pay a rent not less than the open market rent (obtainable without taking a fine or premium) for the Demised Premises or any Permitted Part and provisions for change of use and alienation and recovery of Insurance Premium and Service Charge no less onerous than those in this Lease.

     "PERMISSIBLE UNDERLESSEE"

             means a person who has executed a Deed giving the Stipulated Covenants directly to the Landlord.

     "STIPULATED COVENANTS"

        means the Tenant's covenants and conditions in this Lease (except the Tenant's covenant to pay the rents reserved by this Lease) to the extent applicable to the premises to be underlet.

4.12.2 Not (save herein expressly permitted) to assign, share, part with the possession or occupation of, charge or underlet any part of the Demised Premises.

4.12.3 Not to underlet the whole of the Demised Premises or a Permitted Part except to a Permissible Underlessee by a Permissible Underlease in accordance with the provisions of clause 4.12.5.

4.12.4 Not to part with, or share the possession or occupation of the Demised Premises except by virtue of an assignment or underlease authorized under this sub-clause 4.12.

4.12.5 Not without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed subject in the case of an assignment to sub-clauses 4.12. 6-12.9) and (where required under the terms of the Superior Lease) of the Superior Landlord;

        (a)   to assign the whole of the Demised Premises; or

        (b) to underlet the whole of the Demised Premises by a Permissible Underlease (which shall exclude by Court Order Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954) to a Permissible Underlessee; or

        (c) to underlet a Permitted Part except by a Permissible Underlease (which shall exclude by Court Order Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954) and not at any time during the term to grant or permit to be granted Permissible Underleases of Permitted Parts so that there are more than two occupiers of any floor of the Demised Premises at any one time.

4.12.6 A refusal of consent to assign will be reasonable if on the ground (whether or not with other grounds) that in the reasonable opinion of the Landlord the proposed assignee is unlikely to be able to meet its obligations under this Lease having regard to all relevant circumstances.

4.12.7 Sub-clause 4.12.6 shall be without prejudice to the right of the Landlord to refuse consent on any other ground or grounds where such refusal would be reasonable.

4.12.8 It will be reasonable for any consent to assign to be subject to a condition that the assigning Tenant execute as a deed and in a form reasonably required by the Landlord and deliver to the Landlord prior to the assignment in question an authorized guarantee agreement
        (as defined in and for the purposes of section 16 of the Landlord and Tenant (Covenants) Act 1995).

4.12.9 Sub-clause 4.12.8 shall be without prejudice to the right of the Landlord to impose further conditions upon a grant of consent where such condition and its imposition would be reasonable (subject at all times to the provisions of clause 4.12.7).

4.12.10 Not to waive any breach by any underlessee of any of the Stipulated Covenants, but on any such breach to take all reasonable steps to enforce the Stipulated Covenants by re-entry or otherwise.

       4.12.11 The Tenant may (without prejudice to clause 4.12.4) without the necessity of obtaining any consent of the Landlord share occupation of the whole or any part or parts of the Demised Premises with a company that is a member of the same group as the Tenant (as defined by Section 42 of the Landlord and Tenant Act 1954) provided that:

                (a) the Landlord shall be notified of the commencement and termination of each such arrangement;

                (b) such arrangement shall cease forthwith upon any such company or companies ceasing to be a members of the same group as the Tenant; and

                (c) no relationship of Landlord and Tenant is thereby created.

    4.13  REGISTRATION

          To produce two certified copies of every document evidencing any transmission of any interest (however remote) in the Demised Premises to the Landlord's Solicitors for registration within one month after the date of such document, and to pay to the Landlord's Solicitors a fee of Twenty Five Pounds plus Value Added Tax for each such registration together with any fee properly payable to any Superior Landlord.

    4.14  TO PERMIT VIEWING

          To permit prospective purchasers of the reversion or persons carrying out a valuation for insurance purposes (once in any year of the Term) with written authority from the Landlord and/or the Superior Landlord or their agents at reasonable times in the day and upon reasonable prior notice to view the Demised Premises.

    4.15  TO INFORM THE LANDLORD OF NOTICES

          To give Immediate notice to the Landlord upon becoming aware of any notice or claim effecting the Demised Premises.

    4.16  REIMBURSE FEES INCURRED BY LANDLORD

          To reimburse the Landlord on written demand all expenditure properly incurred in connection with:

          4.16.1 any breach of any Tenant's covenant in this Lease including the preparation and service of a notice under Section 146 of the Law of Property Act 1925; and

          4.16.2  the preparation and service of a Schedule of Dilapidations.

    4.17  THE PLANNING ACTS

          4.17.1  In this sub-clause:

                  "Planning Acts" means every Act for the time being in force relating to the use, development and occupation of land and buildings; and

                  "Planning Permission" means any permission, consent or approval given under the Planning Acts.

          4.17.2 To comply with the requirements of the Planning Acts and of all Planning Permissions relating to or affecting the Demised Premises.

          4.17.3 Not to apply for or implement any Planning Permission without (in each case) the prior written consent of the Landlord.

    4.18  ENCROACHMENT AND EASEMENTS

          Not to obstruct any windows belonging to the Demised Premises or the Building nor to permit any encroachment or easement to be made or threatened against the Demised Premises.

    4.19  INDEMNITY

          To indemnify the Landlord and/or the Superior Landlord from all losses, actions, claims, demands, costs, damages and expenses:

          4.19.1 In respect of any personal injury or death or damage to any property or any infringement of any right or otherwise arising directly or indirectly in respect of the Demised Premises or their use; and

          4.19.2 arising out of any breach of any obligation owed by the Tenant under this Lease.

    4.20  TO PAY CHARGES

          To pay the reasonable charges (including Solicitor's and Surveyor's charges) and disbursements properly incurred by the Landlord and/or the Superior Landlord in connection with any application by the Tenant for consent under any provision of this Lease where such application is withdrawn or consent is granted or lawfully refused.

    4.21  INTEREST ON OVERDUE PAYMENTS

          To pay to the Landlord interest on all sums payable under this Lease not paid within 14 days following the due date (or if no date is specified from the date of demand) at the rate of L3.00 per cent. per annum above Lloyds TSB Bank Plc Base Lending Rate for the time being in force from the due date (or if no date is specified from the date of demand) until payment.

    4.22  VAT

          Any payment or other consideration to be provided to the Landlord pursuant to the provisions of this Lease is exclusive of VAT and the Tenant shall in addition pay:

          4.22.1 VAT properly payable on any consideration in respect of a VAT Supply to the Tenant by the Landlord; and

          4.22.2 a fair proportion of the VAT properly charged in respect of any VAT Supply to the Landlord in respect of the Demised Premises or the Building where such VAT is not recoverable by the Landlord from HM Customs & Excise.

    4.23  MANAGEMENT: COMMON PARTS

          4.23.1 Not to transport heavy or bulky items through the Common Parts between 8.00 am and 8.00 pm unless the consent of the Landlord and/or the Superior Landlord (such consent not to be unreasonably withheld or delayed) has been obtained.

          4.23.2 Not to damage or mark any surface of the Common Parts by using unsuitable trolleys, or otherwise, or overload any lift or raised floor (if any).

          4.23.3 Not to obstruct, deposit goods or rubbish upon, cause any nuisance or disturbance on, or endanger any person or vehicle using any of the Common Parts.

          4.23.4 To comply with reasonable regulations notified by the Landlord and/or the Superior Landlord to the Tenant as to the use of the Common Parts.

    4.24  SUPERIOR INTERESTS

          To comply with all tenants covenants (except as to payment of rents or other sums) relating to the Demised Premises and contained or referred to in the Superior Lease and any other lease to which this Lease is inferior and with all covenants affecting the freehold interest in the Demised Premises (for the avoidance of doubt in the case of any conflict between the Tenant's covenants in this Lease and the covenants in the Superior Lease and any other Lease to which this Lease is inferior this Lease shall prevail).

    5     LANDLORD'S COVENANTS

          The Landlord covenants with the Tenant as follows:

    5.1   QUIET ENJOYMENT

          That so long as the Tenant pays the rents reserved by and complies with the Tenant's covenants and conditions in this Lease, the Tenant shall peaceably hold and enjoy the Demised Premises during the Term without any lawful interruption by the Landlord or any person rightfully claiming under or in trust for it.

    5.2   SUPERIOR LEASE

          To pay the rents reserved by the Superior Lease and to observe and perform the Tenant's covenants under the Superior Lease unless the obligation to do so falls upon the Tenant by virtue of this Lease.

    5.3   SUPERIOR LANDLORD'S COVENANTS

          5.3.1 To use its reasonable endeavours to procure that the Superior Landlord complies with its covenants and obligations contained in the Superior Lease.

          5.3.2 To use its reasonable endeavours but at the Tenant's cost to enforce any of the covenants and obligations on the part of the Superior Landlord in the Superior Lease.

    6     AGREEMENTS

          It is agreed that:

    6.1   RE-ENTRY

          6.1.1 If any event specified in sub-clause 6.1.2 occurs the Landlord may at any time afterwards re-enter the Demised Premises or any part of them in the name of the whole and this Lease will then immediately determine. In sub-clause
                 6.1.2 reference to the "1986 Act" means the Insolvency Act
                 1986.

          6.1.2  The events referred to in Clause 6.1.1 are as follows:

                 (i) any rent reserved remaining unpaid for 21 days after becoming due and payable; and in the case of the rent first reserved this means whether formally demanded or not;

                 (ii) the Tenant or the Guarantor failing to comply with any obligation which it has undertaken or any condition to which it is bound under this Lease;

                 (iii) the Tenant or the Guarantor (if a company) entering
                       into liquidation or passing a resolution for winding-up (otherwise than a voluntary winding-up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord such consent not to be unreasonably withheld or delayed) or being unable to pay its debts within the meaning of Sections 122 and 129 of the 1986 Act or summoning a meeting of its creditors or any of them under Part I of the 1986 Act or allowing a petition for an Administration Order in respect of it to be filed in court or a receiver or an administrative receiver for it being appointed;

                 (iv) the Tenant or the Guarantor (if an individual) having a receiving order made against him or becoming bankrupt or entering into a composition with his creditors or being unable to pay or having no reasonable prospect of being able to pay his debts within the meaning of Sections 267 and 288 of the 1986 Act or an interim order being made against him under Part VIII of the 1986 Act.

         6.1.3 Neither the existence of the Landlord's right under sub-clause 6.1.1 above nor the consequences of any exercise of that right are to effect any other right or remedy available to the Landlord.

    6.2  CESSER OF RENT

         If the Building is destroyed or damaged by any insured Risk so as to render the Demised Premises unfit for occupation and use and the insurance effected by the Superior Landlord has not been [ILLEGIBLE] or payment of the policy moneys refused in whole or in part because of any act or default of the Tenant, then the rents first and third reserved, or a fair proportion of those rents according to the nature and extent of the damage, shall cease to be payable until the Demised Premises shall again be fit for occupation and use or until the expiration of three years from the date the destruction or damage occurred (whichever period shall be the shorter).

    6.3  NO EASEMENTS

         The Tenant shall not be entitled to any rights whether of light and air or otherwise (save as expressly granted by this Lease) which would restrict the free user for building or otherwise of this Building or any adjoining or neighbouring premises. Section 62 Law of Property
         Act 1925 will not apply to this Lease.

    6.4  SERVICE OF NOTICES

         In addition to any other prescribed mode of service any notices shall be validly served if served in accordance with Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or, in the case of the Tenant, if left addressed to it on the Demised Premises or sent to it by post.

    6.5  SUPERIOR LANDLORD'S CONSENT

         The giving of any Landlord's consent or approval required under the terms of this Lease shall be conditional upon the consent or approval (where required) of any Superior Landlords. The Landlord will apply for such consent or approval and the terms of Clause 5.3 shall apply thereto.

    6.6  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         Unless it is expressly stated that the Contracts (Rights of Third Parties) Act 1999 is to apply nothing in this Lease will create rights in favour of any one other than the parties to this Lease.

    6.7  EXCLUSION OF LANDLORD AND TENANT ACT 1954

         Having been authorised so to do by an Order of the Mayor's and City of London Court made on 12 July 2000 the Parties hereto agree and declare that the provisions of Sections 24 to 28 of Part II of the Landlord and Tenant Act 1954 (as amended) shall be excluded in respect of the tenancy created by this Lease.

    7.   GUARANTEE

         The Guarantor covenants with the Landlord in the terms set out in the Second Schedule.

    8.   CERTIFICATION

         It is hereby certified that there is no Agreement for Lease to which this Lease gives effect.

    In Witness the Parties have executed this Lease as a deed the day and year first before written.

                                  THE FIRST SCHEDULE


                                         PART I
                            DESCRIPTION OF DEMISED PREMISES


    1 All that Sixth and Seventh Floors of the Building shown for the purposes of identification only edged pink on the Plans and more particularly described in paragraphs 2 and 3 below.

    2     There is included in this demise:

    2.1 all internal surfacing materials and finishes on the walls, floors and ceilings of the Demised Premises and on the other structural parts of the Building within or bounding the Demised Premises; and

    2.2 all doors (including those giving access to the Demised Premises from the Common Parts), windows and skylights (and in each case their frames and glazing) of the Demised Premises; and

    2.3 all Landlord's and/or Superior Landlord's plant, fixtures and fittings (save as specified in paragraph 3.4 below); and

    2.4 one half severed vertically of any non-structural walls separating the Demised Premises from any adjoining premises; and

    2.5 the entirety of any non-structural walls wholly within the Demised Premises or bounding the same (other than as specified in paragraph
          2.4 above); and

    2.6 all Conducting Media within and exclusively serving the Demised Premises (save as specified in paragraph 3.4 below);

    2.7 the suspended ceiling, the raised floor (and the supports for each of these) and the airspace between each of these and the slab or other structural part respectively above and below them; and

    2.8   window blinds (if any) and equipment for operating the same;

    3     There is excluded from this demise:

    3.1   the whole of the airspace above the Demised Premises;

    3.2 all loadbearing and exterior walls and the floors and ceilings of the Demised Premises (other than to the extent expressly included by virtue of paragraph 2 above);

    3.3   all structural parts of the Building;

    3.4   any conducting media serving the remainder of the Building.

[BLUEPRINT]

[BLUEPRINT]

                                 PART II
                     EASEMENTS AND RIGHTS GRANTED

1 The right of subjacent and lateral support for the Demised Premises from the remainder of the Building.

2 The free passage of Supplies from and to the Demised Premises through Conducting Media at the Building.

3 The right of access to and exit from the Demised Premises through the relevant Common Parts within the Building at all times.

4 The right of use of lavatory accommodation where provided for common use in the Building.

5 The right to display the Tenant's name in size and manner previously approved by the Landlord (such approval not to be unreasonably withheld or delayed) and the Superior Landlord upon the nameboards at both Haymarket and St Alban's Street reception areas at the Building.

6 The right to display the Tenant's name in size and manner previously approved by the Landlord (such approval not to be unreasonably withheld or delayed) and the Superior Landlord in the lobby areas outside each of the floors in the Building comprising the Demised Premises.


                               PART III
                     EASEMENTS AND RIGHTS RESERVED

1    SUPPORT

     The right to subjacent and lateral support for the remainder of the Building from the Demised Premises.

2    RUNNING OF SERVICES

     The free passage of Supplies from and to the remainder of the Building through Conducting Media at any time within the Demised Premises.

3    ENTRY IN RESPECT OF SERVICES, ETC.

     The right to install, clean, maintain, alter, make connections to, replace or repair any Conducting Media within the Demised Premises but serving the Building and the right to enter the Demised Premises for those purposes.

4    ENTRY FOR MANAGEMENT PURPOSES

     The right to enter on the Demised Premises to inspect, repair, alter, decorate or execute any other works upon the Building which would otherwise not be practicable to carry out, or to carry out any Services or for any other reasonable management purpose.

5    ESCAPE

     The right of emergency escape over any parts of the Demised Premises as are designated for such purpose.

6    SUPERIOR INTERESTS

     All exceptions and reservations out of the Superior Lease and any other lease to which this Lease is inferior, or out of the freehold interest in the Demised Premises.

7    COMMON PARTS: REDEVELOPMENT

     Causing as little inconvenience, interruption or nuisance to the Tenant as possible:

7.1 the right, in emergency or when works are being carried out to them, to close off or divert any of the Common Parts provided that such closing off or diversion is ceased as soon as reasonably possible;

7.2 the right to stop up or divert any Conducting Media or other Common Parts subject to a reasonable alternative being made available; and

7.3 the right to build upon, alter, add to or redevelop the Retained Premises and/or the Building or any adjoining or neighbouring premises as the Landlord and/or the Superior Landlord considers fit, whether or not the access of light and air to the Demised Premises is interfered with.

                       THE SECOND SCHEDULE


                            GUARANTEE

1     The Guarantor covenants with the Landlord as principal debtor that:

1.1 throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act:

      1.1.1 the Tenant will pay the rents reserved by and perform its obligations contained in this Lease;

      1.1.2 the Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing its obligations under this Lease;

1.2 the Tenant (here meaning the Tenant so named in the Particulars) will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this Lease.

2     The liability of the Guarantor shall not be affected by:

2.1 any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant's covenants and obligations;

2.2 the Landlord's refusal to accept rent at a time when it would or might have been entitled to re-enter the Premises;

2.3   any variation of the terms of this Lease;

2.4 any change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor;

2.5   any act which is beyond the powers of the Tenant;

2.6   the surrender of part of the Premises;

2.7   the transfer of the reversion expectant on the Term;

2.8 any other act or thing by which (but for this provisions) the Guarantor would have been released.

3 Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4 The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations or stand in the Landlord's place in respect of such security.

5 If this Lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing, the Guarantor will enter into a new lease of the Premises at the cost of the Guarantor on the terms of this Lease other than Clause 7 and this Schedule (but as if this Lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer.

6 If this Lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord);

6.1 enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or

6.2 pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this Lease until the earlier of 6 months after the forfeiture and the date on which the Premises are fully relet.





EXECUTED as a DEED by               }
MOMENTUS LIMITED                    }
                                    }
acting by:                          }
                                    }
/s/ [ILLEGIBLE]                     }
Director                            }


/s/ [ILLEGIBLE]
Director/Secretary







EXECUTED as a DEED by               }
DIAMOND TECHNOLOGY PARTNERS         }
INCORPORATED                        }
                                    }
acting by:                          }


Chief Financial Officer
/s/ [ILLEGIBLE]
Assis. Secretary
/s/ [ILLEGIBLE]